                                Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                                                                         Trade Relations
203-769-8056                                                                                    Brian Wolfenden
Investorrelations@presstek.com                                                            Director of Marketing Communications
(603) 594-8585, ext. 3435
bwolfenden@presstek.com

PRESSTEK EXPECTS TO REPORT STRONGER THAN ANTICIPATED
 FOURTH QUARTER 2011 REVENUE

Greenwich, CT – January 11, 2012 – Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries, today announced that it expects to report revenue in the range of $29.2 million to $29.7 million for the fourth quarter of 2011. This would represent an increase of 8.5% to 10.4% from third quarter 2011 revenue.  The Company had previously provided an outlook for the fourth quarter of 2011 indicating that revenue would be relatively stable with the third quarter 2011 revenue of $26.9 million.

“We’re pleased that the relatively strong start we saw to fourth quarter consumables and equipment held throughout the quarter,” said Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson. “We normally see an end-of-year holiday slowdown, but volumes held strong and our consumables and service revenue came in better than expected. Equipment was also strong, and we expect to exceed equipment revenue from both the third quarter 2011 and fourth quarter 2010 results. These preliminary results reaffirm our strategic focus on growing our CtP plate and DI portfolio offerings in larger commercial, in-plant, packaging and digital printing operations while continuing to carefully manage our cost structure.”

About Presstek:
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.presstek.com or call +1.603.595.7000 for more information.
DI is a registered trademark of Presstek, Inc.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue levels for the fourth quarter of 2011. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to final year-end adjustments that may result in lower revenue levels than indicated, and other risks and uncertainties detailed in the Company's 2010 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.